TRISM, INC.

Common Stock, Par Value $.01 Per Share

12% Senior Subordinated Notes Due 2005

REGISTRATION RIGHTS AGREEMENT

New York, New York

February 15, 2000

Corporate High Yield Fund, Inc.

c/o Merrill Lynch Asset Management, L.P.

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: Bradley J. Lucido, Esq.

Corporate High Yield Fund II, Inc.

c/o Merrill Lynch Asset Management, L.P.

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: Bradley J. Lucido, Esq.

Corporate High Yield Fund III, Inc.

c/o Merrill Lynch Asset Management, L.P.

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: Bradley J. Lucido, Esq.

Debt Strategies Fund, Inc.

c/o Merrill Lynch Asset Management, L.P.

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: Bradley J. Lucido, Esq.

Merrill Lynch Debt Strategies Portfolio

c/o Merrill Lynch Asset Management, L.P.

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: Bradley J. Lucido, Esq.

Senior High Income Portfolio, Inc.

c/o Merrill Lynch Asset Management, L.P.

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: Bradley J. Lucido, Esq.

Merrill Lynch Phoenix Fund, Inc.

c/o Merrill Lynch Asset Management, L.P.

800 Scudders Mill Road

Plainsboro, NJ 08536

Attention: Bradley J. Lucido, Esq.

Ladies and Gentlemen:

TRISM, Inc., a Delaware corporation (the "Issuer"), has issued to you (collectively, the "Initial Purchasers"), upon the terms set forth in the Second Amended Joint Plan of Reorganization of the Issuer and certain subsidiaries of the Issuer signatories thereto, dated October 25, 1999, 564,492 shares of the common stock, par value $.01 per share (the "Common Stock"), of the Issuer, and $8,913,024 aggregate principal amount of its 12% Senior Subordinated Notes Due 2005 (the "Senior Subordinated Notes"). The Senior Subordinated Notes were issued pursuant to an Indenture, dated as of February 15, 2000 (the "Indenture"), among the Company, the subsidiaries of the Company signatories thereto (the "Guarantors" and, together with the Issuer, the "Company"), and U.S. Bank Trust National Association (the "Trustee").

The foregoing shares of Common Stock and the foregoing Senior Subordinated Notes are hereinafter collectively referred to as the "Transfer Restricted Securities"; provided, however, that such shares of Common Stock and Senior Subordinated Notes shall cease to be Transfer Restricted Securities (i) upon any sale or distribution thereof pursuant to the Registration Statement described herein or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) if the Holder thereof is permitted to sell such shares of Common Stock and Senior Subordinated Notes without volume restriction under the Securities Act and any state securities laws. Each Initial Purchaser owns the aggregate amounts of Transfer Restricted Securities specified with respect to such Initial Purchaser in Schedule A hereto. As an inducement to the Initial Purchasers, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Transfer Restricted Securities, including, without limitation, the Initial Purchasers (collectively, the "Holders"), as follows:

1. Shelf Registration. (a) The Company:

(i) shall cause to be filed with the Securities and Exchange Commission (the "Commission"), on or before March 31, 2000, a shelf registration statement (the "Registration Statement") on an appropriate form under the Securities Act, relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); and

(ii) shall use its reasonable best efforts to have such Shelf Registration declared effective by the Commission as soon as practicable thereafter, but in no event later than May 31, 2000, unless effectiveness is delayed due to unusual delays by the Commission in processing the Registration Statement, in which case such date shall be extended to June 30, 2000;

provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Transfer Restricted Securities held by it covered by such Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective, supplemented and amended in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Transfer Restricted Securities for a period of four years (or for such longer period if extended pursuant to Section 2(b) below) from the date of its effectiveness or such shorter period that will terminate on the date on which all of the Transfer Restricted Securities have been sold (in any such case, such period being called the "Shelf Registration Period"); provided, however, that the Registration Statement shall not be required to be maintained in effect after none of the Holders holds shares of Common Stock representing 10% or more of the shares of Common Stock then outstanding. The Company shall be deemed not to have used its reasonable best efforts to keep the Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of the Transfer Restricted Securities covered thereby not being able to offer and sell such Transfer Restricted Securities during the Shelf Registration Period, unless such action is required by applicable law or as provided in Section 2(a)(iii). (As used herein, except as otherwise provided or unless the context otherwise requires, the term "prospectus" refers to the prospectus included in the Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.)

2. Registration Procedures. (a) In connection with the Registration Statement and any related prospectus required by this Agreement, the Company shall:

(i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the Shelf Registration Period. Upon the occurrence of any event that would cause the Registration Statement or the prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the Shelf Registration Period, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting such misstatement or omission, and (2) in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and the Registration Statement and the related prospectus to become usable for their intended purposes as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the Shelf Registration Period, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424 and 430A, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by such Registration Statement during the Shelf Registration Period in accordance with the intended method or methods of distribution by the Holders thereof set forth in such Registration Statement or supplement to the prospectus;

(iii) notify the underwriter(s), if any, and Holders promptly and, if requested by such persons, confirm such notice in writing (which notice pursuant to sub-clauses (B)-(D) of this clause (iii) shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made), (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission or other regulatory authority of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make any statement of a material fact therein not misleading, or that requires the making of any additions to or changes in the prospectus in order to make any statement of a material fact therein, in the light of the circumstances under which it was made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) make available to each Holder named in the Registration Statement or prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of the Registration Statement or any prospectus included therein or any amendments or supplements to the Registration Statement or any prospectus (including all documents incorporated by reference after the initial filing of the Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five business days, and the Company will not file the Registration Statement or any prospectus or any amendment or supplement to the Registration Statement or any prospectus (including all such documents incorporated by reference) to which the Holders of the Transfer Restricted Securities covered by the Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five business days after the receipt thereof. A Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if the Registration Statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material omission or fails to comply with the applicable requirements of the Securities Act;

(v) promptly upon the filling of any document that is to be incorporated by reference into the Registration Statement or prospectus, make available copies of such document to the Holders and to the underwriter(s) in connection with such sale, if any, make the Company's representatives reasonably available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders or underwriter(s), if any, reasonably may request;

(vi) make available at reasonable times for inspection by the Holders, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney or accountant retained by such Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that any person to whom information is provided under this clause (vi) agrees in writing to maintain the confidentiality of such information to the extent such information is not in the public domain;

(vii) if requested by any Holders or the underwriter(s) in connection with such sale, if any, promptly include in the Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders and underwriter(s), if any, may reasonably request in writing to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the number of shares of Common Stock and the principal amount of Senior Subordinated Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

(viii) use its reasonable best efforts to cause the Senior Subordinated Notes comprising the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Senior Subordinated Notes covered thereby or the underwriter(s), if any;

(ix) furnish to each Holder and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, and make available all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each Holder and each of the underwriter(s), if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the prospectus and any amendment or supplement thereto by each of the Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the prospectus or any amendment or supplement thereto;

(xi) enter into such agreements (including, unless not required pursuant to Section 7 hereof, an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to the Registration Statement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company shall:

(A) furnish to each Holder and each underwriter, if any, upon the effectiveness of the Registration Statement:

(1) a certificate, dated the effective date of the Registration Statement, signed by the President or any Vice President and a principal financial or accounting officer of the Company, confirming, as of the date thereof, such matters as the Holders and/or underwriter(s) may reasonably request in writing not less than five business days prior to such date; and

(2) an opinion, dated the effective date of the Registration Statement, of counsel for the Company, covering such matters of the type customarily covered in opinions of counsel for an issuer in connection with similar securities offerings, as may reasonably be requested by such parties in writing not less than five business days prior to such date;

(B) make such representations and warranties to the Holders of Transfer Restricted Securities registered thereunder and the underwriter(s), if any, in form, substance and scope as are customarily made by issuers to underwriters in connection with similar securities offerings;

(C) use its reasonable best efforts to set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to the Registration Statement the indemnification provisions and procedures of Section 4 hereof with respect to all parties to be indemnified pursuant to said section; and

(D) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any;

(xii) prior to any public offering of Transfer Restricted Securities, cooperate with the Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so registered or qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such amounts and denominations and in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to the closing of such sale of Transfer Restricted Securities;

(xiv) use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

(xv) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders Transfer Restricted Securities to consummate the distribution of such Transfer Restricted Securities;

(xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to the Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);

(xvii) provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act; and

(xviii) if the registration is a registration in which securities of the Company are sold to an underwriter for reoffering to the public, use its reasonable best efforts to obtain a customary comfort letter, dated as of the date of effectiveness of the Registration Statement, addressed to the Board of Directors of the Company or any underwriter from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to boards of directors in underwritten offerings.

(b) Upon the occurrence of any event contemplated by sub-clauses (B)-(D) of clause (iii) of Section 2(a), during the Shelf Registration Period, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any required documents so that, as thereafter delivered to the Holders or purchasers of the Transfer Restricted Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If the Company notifies the Holders in accordance with clause (iii) of Section 2(a) above to suspend the use of such prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus, and the period of effectiveness of the Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2(b).

(c) Not later than the effective date of the Registration Statement, the Company: (i) will obtain a CUSIP number for the Common Stock and provide the Company's registrar or transfer agent with printed certificates for the Common Stock in a form eligible for deposit with the Depository Trust Company; and (ii) will obtain a CUSIP number for the Senior Subordinated Notes and provide the trustee with printed certificates for the Senior Subordinated Notes in a form eligible for deposit with The Depository Trust Company.

(d) The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to the Registration Statement to furnish to the Company in writing such information regarding the Holder and the distribution of the Transfer Restricted Securities as the Company may from time to time reasonably require for inclusion in the Registration Statement, and the Company may exclude from such registration the Transfer Restricted Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(e) The Company shall use its reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended ("TIA"), not later than the effective date of the Registration Statement required by this Agreement, and, in connection therewith, shall cooperate with the Trustee and the Holders of the Senior Subordinated Notes constituting Transfer Restricted Securities to effect such changes in the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and shall execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

(f) The Company shall cause all shares of Common Stock covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which any shares of Common Stock are listed. The Company shall cause all Senior Subordinated Notes covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which any Senior Subordinated Notes are listed.

(g) The Company shall not effect or permit to occur any combination, subdivision or reclassification of Transfer Restricted Securities that would materially adversely affect the ability of the Holders to include such Transfer Restricted Securities in the Shelf Registration contemplated by this Agreement or the marketability of such Transfer Restricted Securities under any such registration or other offering.

3. Registration Expenses. (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company regardless of whether the Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD (and, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses associated with compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of certificates for the Common Stock and the Senior Subordinated Notes and the prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 3(b) below, the Holders; (v) all application and filing fees in connection with listing Transfer Restricted Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance or compliance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b) The Company will reimburse the Holders of Transfer Restricted Securities registered pursuant to the Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Akin, Gump, Strauss, Hauer & Feld, L.L.P. or such other counsel as may be chosen by the Holders of a majority of the shares of Common Stock covered by the Registration Statement contemplated hereby. Notwithstanding the provisions of this Section 3, each Holder shall bear the expense of any broker's commission, agency fee or underwriter's discount or commission.

4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Transfer Restricted Securities, its officers and directors and any investment advisor registered as such under the Investment Company Act of 1940, as amended, acting for a Holder of the Transfer Restricted Securities, and each person, if any, who controls such Holder (or such investment advisor) within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof as incurred (including, but not limited to, reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and in enforcing this indemnification, and any and all amounts paid in settlement of any claim or litigation) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Indemnified Party under any other agreement or under applicable law. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Transfer Restricted Securities if requested by such Holders.

(b) Each Holder of the Transfer Restricted Securities, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof (including, but not limited to, reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and in enforcing this indemnification, and any and all amounts paid in settlement of any claim or litigation), to which the Company, its officers and directors or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that in no case shall any Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, its officers or directors or any of its controlling persons under any other agreement or under applicable law.

(c) Promptly after receipt by an indemnified party under Section 4(a) or 4(b) of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, except to the extent set forth below, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under Section 4(a) or 4(b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

(d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under Sections 4(a) or 4(b) above, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 4(a) or 4(b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 4(d). The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this Section 4(d), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Transfer Restricted Securities pursuant to the Registration Statement exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4(d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The agreements contained in this Section 4 shall survive the sale of the Transfer Restricted Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

5. Liquidated Damages. (a) If: (i) the Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement; (ii) such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"); or (iii) such Registration Statement is filed and declared effective but shall thereafter cease to be effective or cease to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in the foregoing clauses (i) through (iii), a "Registration Default"), the Company agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to (i) $.0125 per week per share of Common Stock constituting Transfer Restricted Securities held by such Holder for each week or pro rata for a portion of each week thereof that the Registration Default continues; and (ii) $.00075 per week per $1,000 principal amount of Senior Subordinated Notes constituting Transfer Restricted Securities held by such Holder for each week or pro rata for a portion of each week thereof that the Registration Default continues. The amount of Liquidated Damages payable to each Holder shall increase by: (i) an additional $.0125 per week per share of Common Stock constituting Transfer Restricted Securities held by such Holder for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum $.05 per week per share of Common Stock constituting Transfer Restricted Securities held by such Holder; and (ii) an additional $.00075 per week per $1,000 principal amount of Senior Subordinated Notes constituting Transfer Restricted Securities held by such Holder for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum of $.003 per week per $1,000 principal amount of Senior Subordinated Notes constituting Transfer Restricted Securities held by such Holder. Accrued Liquidated Damages shall be paid by the Company on the last business day of each month in which any such Liquidated Damages shall have accrued to the Holders of the relevant Transfer Restricted Securities by wire transfers to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

(b) All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Securities at the time such securities cease to be Transfer Restricted Securities shall survive until such time as all such obligations with respect to such Transfer Restricted Securities shall have been satisfied in full.

(c) For the purposes of this Agreement, the Registration Statement or the related prospectus ceases to be usable when either (i) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to amend such Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

6. Rule 144. Prior to the expiration of the Shelf Registration Period, the Company shall take all actions reasonably necessary to enable Holders to sell the shares of Common Stock and Senior Subordinated Notes described in this Agreement without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. This paragraph is in addition to and not in derogation of any rights the Holders may have under any other agreement.

7. Underwritten Registrations.  If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten registered offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected, in the case of an underwritten offering of the shares of Common Stock constituting Transfer Restricted Securities, by the Holders of a majority of the shares of Common Stock to be included in such offering, and in the case of an underwritten offering of the Senior Subordinated Notes constituting Transfer Restricted Securities, by the Holders of a majority in aggregate principal amount of such Senior Subordinated Notes to be included in such offering; provided, however, that such Managing Underwriters shall be reasonably satisfactory to the Company.

No person may participate in any underwritten registered offering hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. "Stand-Off" Agreement. The Holders, if requested by the Company and an underwriter of Common Stock, shall agree not to sell or otherwise transfer or dispose of any Common Stock or other capital stock of the Company held by any of the Holders for a specified period of time (not to exceed an aggregate of ninety (90) days in any three hundred sixty-five (365) day period) following the effective date of a registration statement under the Securities Act filed by the Company with respect to an underwritten offering to the public.

9. Miscellaneous.

(a) Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority of the shares of Common Stock constituting Transfer Restricted Securities or the Holders of a majority in principal amount of the Senior Subordinated Notes constituting Transfer Restricted Securities, as the case may be, affected by such amendment, modification, supplement, waiver or consents.

(b) Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(i) if to a Holder of the Transfer Restricted Securities, at the most current address given by such Holder to the Company.

(ii) if to the Initial Purchasers, at the following addresses:

Corporate High Yield Fund, Inc. c/o Merrill Lynch Asset Management, L.P. 800 Scudders Mill Road Plainsboro, NJ 08536 Attention: Bradley J. Lucido, Esq. Fax: 609-282-3222
Corporate High Yield Fund II, Inc. c/o Merrill Lynch Asset Management, L.P. 800 Scudders Mill Road Plainsboro, NJ 08536 Attention: Bradley J. Lucido, Esq. Fax: 609-282-3222
Corporate High Yield Fund III, Inc. c/o Merrill Lynch Asset Management, L.P. 800 Scudders Mill Road Plainsboro, NJ 08536 Attention: Bradley J. Lucido, Esq. Fax: 609-282-3222
Debt Strategies Fund, Inc. c/o Merrill Lynch Asset Management, L.P. 800 Scudders Mill Road Plainsboro, NJ 08536 Attention: Bradley J. Lucido, Esq. Fax: 609-282-3222
Merrill Lynch Debt Strategies Portfolio c/o Merrill Lynch Asset Management, L.P. 800 Scudders Mill Road Plainsboro, NJ 08536 Attention: Bradley J. Lucido, Esq. Fax: 609-282-3222
Senior High Income Portfolio, Inc. c/o Merrill Lynch Asset Management, L.P. 800 Scudders Mill Road Plainsboro, NJ 08536 Attention: Bradley J. Lucido, Esq. Fax: 609-282-3222
Merrill Lynch Phoenix Fund, Inc. c/o Merrill Lynch Asset Management, L.P. 800 Scudders Mill Road Plainsboro, NJ 08536 Attention: Bradley J. Lucido, Esq. Fax: 609-282-3222

with a copy to:

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

590 Madison Avenue

New York, New York 10022

Facsimile: (212) 872-1000

Attention: Daniel H. Golden, Esq.

(iii) if to the Company, at its address as follows:

TRISM, Inc.

4174 Jiles Road

Kennesaw, Georgia 30144

Attention: James G. Overley

Facsimile: (770) 795-4619

with a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036

Attention: Alan B. Hyman, Esq.

Facsimile: (212) 969-2900

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c) No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its Transfer Restricted Securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(d) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, each subsequent Holder of Transfer Restricted Securities who has agreed in writing to be bound by all of the provisions of this Agreement applicable to such Holder.

(e) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE TO BE PERFORMED ENTIRELY IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND THE HOLDERS EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, IN EACH CASE SOLELY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(h) Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i) Securities Held by the Company.  Whenever the consent or approval of Holders of a specified number of shares of Common Stock or a specified percentage of principal amount of Senior Subordinated Notes is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (other than Holders of Transfer Restricted Securities if such Holders are deemed to be affiliates solely by reason of their holdings of such Transfer Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required number of shares of Common Stock or required percentage of principal amount of Senior Subordinated Notes.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Remedies. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Issuer and the Guarantors in accordance with its terms.

Very truly yours,

TRISM, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRISM SECURED TRANSPORTATION, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRISM HEAVY HAUL, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

E. L. POWELL & SONS TRUCKING CO., INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRI-STATE MOTOR TRANSIT CO.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRISM SPECIALIZED CARRIERS, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

AERO BODY AND TRUCK EQUIPMENT, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRISM SPECIAL SERVICES, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

DIABLO SYSTEMS, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRISM EASTERN, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRISM TRANSPORT, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRISM TRANSPORT SERVICES, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRISM LOGISTICS, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

TRISM EQUIPMENT, INC.

Attest: ___________________________ By: ______________________________________

Ralph S. Nelson James G. Overley

Secretary Senior Vice President and

Chief Financial Officer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

CORPORATE HIGH YIELD FUND, INC.

By: ______________________________

Authorized Signatory

CORPORATE HIGH YIELD FUND II, INC.

By: ______________________________

Authorized Signatory

CORPORATE HIGH YIELD FUND III, INC.

By: ______________________________

Authorized Signatory

DEBT STRATEGIES FUND, INC.

By: ______________________________

Authorized Signatory

MERRILL LYNCH DEBT STRATEGIES PORTFOLIO

By: Merrill Lynch Asset Management, L.P., as investment advisor

By: ______________________________

Authorized Signatory

SENIOR HIGH INCOME PORTFOLIO, INC.

By: ______________________________

Authorized Signatory

MERRILL LYNCH PHOENIX FUND, INC.

By: ______________________________

Authorized Signatory

SCHEDULE A

Name	Number of Shares of Common Stock	Principal Amount of Senior Subordinated Notes

Corporate High Yield Fund, Inc.	98,052	$1,548,185
Corporate High Yield Fund II, Inc.	34,153	$539,255
Corporate High Yield Fund III, Inc.	110,170	$1,739,534
Debt Strategies Fund, Inc.	44,068	$695,814
Merrill Lynch Debt Strategies Portfolio	22,034	$347,907
Senior High Income Portfolio, Inc.	35,255	$556,651
Merrill Lynch Phoenix Fund, Inc.	220,760	$3,485,678